Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Meritage Homes Corporation (the “Company”) for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we the undersigned certify, to the best of our knowledge, that:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MERITAGE HOMES CORPORATION

By:	/s/ Steven J. Hilton
Steven J. Hilton
Chairman and Chief Executive Officer

Date:	November 6, 2009

By:	/s/ Larry W. Seay
Larry W. Seay
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date:	November 6, 2009